Exhibit 5.1

Mourant Ozannes 5th Floor, Waters Edge Meridian Plaza Road Town Tortola British Virgin Islands

ZK International Group Co., Ltd (正康国际集团有限公司)

c/o Zhejiang Zhengkang Industrial Co., Ltd.

No. 678 Dingxiang Road, Binhai Industrial Park

Economic & Technology Development Zone

Wenzhou, Zhejiang Province

People's Republic of China 325025

16 October 2020

Our ref:          8048141/78956816/3

Dear Sir or Madam

ZK International Group Co., Ltd (正康国际集团有限公司) (the Company)

We have acted as the Company's British Virgin Islands legal advisers in connection with the offering and issuance of a principal amount of up to US$1,400,000 convertible debentures in the Company (the Convertible Debentures) convertible into the Company's ordinary shares of no par value each (the Ordinary Shares) (as converted, the Conversion Shares).

The Company has asked us to provide this opinion in connection with the Registration Statement and the issuance of the Securities (defined below).

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the registration statement on Form F-3 which was filed with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (the Securities Act) on 15 April 2019 and declared effective on 29 April 2019 (the Registration Statement);

(b)	the prospectus supplement filed pursuant to Rule 424(b)(5) of the Securities Act on 22 September 2020 (the Prospectus Supplement);

(c)	each securities purchase agreement between the Company and each Investor, relating to the issuance and sale by the Company to that Investor of a specific number of Convertible Debentures, as listed in Schedule 1 (each, a Securities Purchase Agreement and together, the Securities Purchase Agreements);

(d)	each convertible debenture issued by the Company and accepted by each Investor, relating to the issuance of a specific number of Convertible Debentures to that Investor, as listed in Schedule 2 (each, a Convertible Debenture Agreement and together, the Convertible Debenture Agreements);

(e)	the resolutions passed by the directors of the Company (or an authorised committee thereof) dated 23 September 2020 authorising the entry into the Agreements (defined below), issue of the Convertible Debentures and the reservation of Ordinary Shares for issuance (and issue of the Conversion Shares subject to, and upon, the conversion or exercise of the Convertible Debentures in accordance with the terms of the Agreements) (the Authorising Resolutions);

Mourant Ozannes is a British Virgin Islands partnership

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(f)	the receipt dated 16 October 2020 signed by the Company acknowledging receipt from the Investors of the relevant subscription amount from each Investor pursuant to that Investor's Securities Purchase Agreement;

(g)	the Company's certificate(s) of incorporation and memorandum and articles of association obtained from the Company Search (defined below);

(h)	a certificate of the Company's registered agent dated 14 October 2020 (the Registered Agent's Certificate);

(i)	a copy of the Company's register of members; and

(j)	a certificate of good standing for the Company dated 16 October 2020 issued by the Registrar (defined below) (the Certificate of Good Standing).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar (defined below) that were on file and available for public inspection on 16 October 2020 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) on 16 October 2020 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	Agreements means each Securities Purchase Agreement and Convertible Debenture Agreement and Agreement means any of them,

(c)	BVI means the territory of the British Virgin Islands;

(d)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(e)	Companies Act means the BVI Business Companies Act 2004;

(f)	executed means (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(g)	Insolvency Act means the Insolvency Act 2003;

(h)	insolvent has the meaning given in the Insolvency Act;

(i)	Investors means those persons listed in a Schedule as an investor and Investor means any of them;

(j)	non-assessable means, in relation to a Security, that the purchase price for which the Company agreed to issue that Security has been paid in full to the Company and that no further sum is payable to the Company in respect of that Security;

(k)	Prospectus means the prospectus that forms part of the Registration Statement;

(l)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(m)	Securities means collectively the Convertible Debentures and the Conversion Shares and Security means any of them; and

(n)	signed means that a document has been duly signed or sealed.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

2.2	in approving the issuance of the Securities in accordance with the Registration Statement and the relevant Agreement, each director of the Company:

(a)	acted or will act honestly, in good faith and in what the director believed or believes to be the best interests of the Company;

(b)	exercised or will exercise the director's powers as a director for a proper purpose; and

(c)	exercised or will exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.3	each director of the Company (and any alternate director):

(a)	has disclosed or will disclose to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement and the Agreements in accordance with the Company's memorandum and articles of association and the Companies Act; and

(b)	disclosed or will disclose to each other director any interest of that director (or alternate director) in the issuance of the Securities in accordance with the Company's memorandum and articles of association and the Companies Act;

2.4	the Authorising Resolutions were duly passed, are in full force and effect and are effective under all applicable laws in authorising the Company to issue any relevant Securities and enter into any relevant Agreement;

2.5	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate's constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.6	each party to each Agreement has:

(a)	the capacity and power;

(b)	taken or will take all necessary action; and

(c)	obtained or made (or will obtain and will make) all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute, and perform its obligations under, that Agreement;

2.7	the Registration Statement has been authorised and executed by each party to it and each Agreement has, or will be, authorised and executed by each party to it;

2.8	there are no documents or arrangements to which the Company is party or resolutions of the Company's directors or shareholders that conflict with, or would be breached by, any term of the Registration Statement, the Agreements or the issuance of any of the Securities;

2.9	the Company has executed, or will execute, each document, and did, or will do, each other act and thing, that it is required to execute or do under each relevant document in connection with the issuance of the Securities (including the Registration Statement and each Agreement);

2.10	the Securities have been (or will be) issued in accordance with all applicable laws, the memorandum and articles of association of the Company and the terms of the Registration Statement and the relevant Agreement, and any Agreement will be in full force and effective and legal, binding and enforceable under all applicable laws at the time that the relevant Securities are issued;

2.11	the Registration Statement and any required amendment thereto have all become effective under the Securities Act and the Prospectus and any and all future supplement to the Prospectus required by applicable laws have been delivered and filed as required by such laws;

2.12	the Company was not insolvent and will not become insolvent as a result of executing, or performing its obligations under, any document relating to the issuance of the Securities (including the Registration Statement and each Agreement) and at the time the Company issues Securities to the subscriber of the relevant Securities no steps will have been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets;

2.13	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.14	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete; and

2.15	the Registered Agent's Certificate and the Certificate of Good Standing were and remain at the date of this opinion accurate and complete.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and is in good standing with the Registrar. For the purposes of this opinion, good standing means only that the Company (i) is listed on the register of companies maintained by the Registrar, (ii) has paid to the Registrar all fees, annual fees and penalties due and payable and (iii) has filed with the Registrar a copy of its register of directors which is complete (to the satisfaction of the Registrar as to the requisite information relating to each director and is properly filed) or is not yet due to file its register of directors with the Registrar.

3.2	Convertible Debentures: the issuance of the Convertible Debentures has been specifically authorised by the Company pursuant to the Authorising Resolutions and the terms of the issuance and sale of the Convertible Debentures have been duly established in conformity with the memorandum and articles of association of the Company and the Authorising Resolutions, the Convertible Debenture Agreements relating to the Convertible Debentures have been executed and delivered by the Company, the Convertible Debentures have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable Agreement, and the Company has acknowledged receipt from the Investors of the relevant subscription amount provided for in the Authorising Resolutions and the applicable Agreement, and therefore, such Convertible Debentures constitute binding obligations of the Company.

3.3	Conversion Shares: the issuance of the Conversion Shares has been specifically authorised by the Company pursuant to the Authorising Resolutions and the terms of the conversion and issuance of the Conversion Shares have been duly established in conformity with the memorandum and articles of association of the Company and the Authorising Resolutions, and when (i) the Conversion Shares have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with the applicable Agreement against or upon conversion or exercise of any Securities offered under the Registration Statement against payment therefor, (ii) the Company has received the consideration provided for in the Authorising Resolutions and the applicable Agreement, and (iii) the name of the respective shareholder is entered in the Company's register of members, such Conversion Shares will be validly issued, fully paid and non-assessable.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	When the term enforceable or binding is used in paragraph 3 (Opinion) of our opinion, it means that an obligation is of a type that the BVI Courts will enforce. It does not mean that the obligation will necessarily be enforced in all circumstances or in accordance with its terms or that any particular remedy will be available. In particular, but without limitation:

(a)	enforcement may be prevented by statutory provisions relating to the setting aside of unfair preferences, undervalue transactions, voidable floating charges, extortionate credit transactions and disclaiming of onerous property;

(b)	enforcement may be limited by general principles of equity (for example, equitable remedies like specific performance and injunction are discretionary and may not be available where damages are considered to be an adequate remedy);

(c)	enforcement of obligations may be invalidated by reason of duress, fraud, misrepresentation, mistake or undue influence;

(d)	contractual provisions that require a defaulting party to pay a sum that is out of all proportion to the innocent party's legitimate interest in the agreement being performed or which seek to punish a defaulting party may be held to be unenforceable on the ground that they constitute penalties;

(e)	provisions in an agreement or in a BVI company's memorandum or articles of association that fetter any statutory power may not be enforceable;

(f)	the BVI Courts will not enforce the terms of an agreement if:

(i)	they are, or their performance would be, illegal or contrary to public policy in the BVI or in any other jurisdiction; or

(ii)	they would conflict with or breach applicable sanctions or exchange control regulations;

(g)	the BVI Courts may not enforce the terms of an agreement:

(i)	for the payment or reimbursement of, or indemnity against, the costs of enforcement (actual or contemplated) or of litigation brought before the BVI Courts or foreign courts or where the BVI Courts or foreign courts have themselves made an order for costs;

(ii)	that constitute an agreement to negotiate or an agreement to agree;

(iii)	that would involve the enforcement of any foreign revenue, penal or other public laws or an indemnity in respect of any of these laws;

(iv)	that seek to exclude the jurisdiction of the BVI Courts;

(v)	that relate to confidentiality (which may be overridden by the requirements of legal process);

(vi)	that provide that any of the terms of that agreement can only be amended or waived in writing (and not orally or by course of conduct); or

(vii)	that permit the severance of illegal, invalid or unenforceable terms;

(h)	a judgment of a BVI Court or a foreign court given in respect of contractual obligations may be held to supersede them (so they may not survive the judgment even if expressed to do so);

(i)	the BVI Courts may refuse to allow unjust enrichment;

(j)	claims may become time barred or may be subject to rights and defences of abatement, acquiescence, counter-claim, estoppel, frustration, laches, set-off, waiver and similar defences;

(k)	the effectiveness of terms that seek to exclude or limit a liability or duty otherwise owed, or to indemnify a person in respect of a loss caused by the act or omission of that person, may be limited by law; and

(l)	where any party to an agreement is party to it in more than one capacity that party may not be able to enforce obligations owed by it to itself.

4.3	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.

4.4	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company's file at the time of the Company Search.

4.5	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court's judicial enforcement management system;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

4.6	The Insolvency Act requires a receiver appointed in respect of a BVI company (or any of its assets) to file a notice of appointment with the Registrar and (if the company is or has been a regulated person (as defined in the Insolvency Act)) with the British Virgin Islands Financial Services Commission. If the receiver fails to do so, the receiver will be guilty of an offence and liable to a fine. This does not, however, invalidate the receiver's appointment.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and the issuance of the Securities.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above (Documents) and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in the Registration Statement and we offer no opinion on any such term or document.

5.3	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of the Registration Statement under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in the Registration Statement.

5.4	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	This opinion may only be used in connection with the offer and sale of the Ordinary Shares while the Registration Statement is effective.

7.2	We consent to:

(a)	the filing of a copy of this opinion as an exhibit 5.1 to the Company’s Report of Foreign Private Issuer on Form 6-K to be filed with the SEC on or about 19 October 2020; and

(b)	reference to us being made in the section of the Prospectus and Prospectus Supplement under the heading Legal Matters and elsewhere in the Prospectus and Prospectus Supplement.

7.3	In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

Mourant Ozannes